Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

April 8, 2016

SEARS HOLDINGS OBTAINS $500 MILLION SECURED LOAN FACILITY

AND CLOSES PREVIOUSLY ANNOUNCED $750 MILLION TERM LOAN

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) announced today that certain of its subsidiaries (the “Borrowers”) have entered into a 15 month $500 million committed secured loan facility (the “Loan Facility”) maturing in July 2017. $250 million was funded under the Loan Facility today and up to an additional $250 million may be drawn by the Borrowers in the future. The Loan Facility, together with the previously announced $750 million Term Loan, will provide the Company with additional financial flexibility as it executes on its transformation to a more asset-light integrated retailer leveraging its membership based Shop Your Way® program.

“We have an asset rich portfolio which provides us with numerous options to finance our transformation strategy,” said Robert A. Schriesheim, Executive Vice President and Chief Financial Officer for Sears Holdings. “The expected closing today of the previously announced $750 million Term Loan, together with this $500 million facility, provides $1.25 billion of committed financing. When considered together with our previously announced intention to monetize at least $300 million of assets, this set of actions would result in an aggregate of $1.5 billion of enhanced liquidity. As we have consistently demonstrated, we will continue to take actions to adjust our capital structure and manage our business to enable us to execute on our transformation while meeting all of our financial obligations.”

The Loan Facility is secured by mortgages on 13 real properties owned by the Company’s subsidiaries and will be secured by an additional 8 real properties beginning on the date any additional amounts are drawn. The Loan Facility bears interest at a rate of 8% per annum and is guaranteed by the Company.

Under the terms of the Loan Facility, the Company is required to retain a broker and use commercially reasonable efforts to syndicate the Loan Facility. Eastdil Secured has been engaged by the Company to manage the syndication. Any lender who provides a portion of the Loan Facility as part of the syndication will be entitled to share (based on loan amount and time outstanding) in the origination and funding fees. Entities affiliated with ESL Investments, Inc., on the one hand, and Cascade Investment, L.L.C., on the other, each provided $125 million of the initial $250 million drawn under the Loan Facility and have committed to provide any portion of the Loan Facility that is not syndicated to other lenders. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, controls ESL Investments, Inc.

The terms of the Loan Facility were approved by the Related Party Transactions Subcommittee of the Board of Directors of the Company, with advice from Centerview Partners and Weil Gotshal & Manges, the Subcommittee’s outside financial and legal advisors.

Forward-Looking Statements

This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements about our intention to obtain the remaining $250 million in advances contemplated by the Loan Facility and our intention to monetize certain assets. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this release and those discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

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